Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Investor Contact:	David K. Erickson, 949-250-6826
Media Contact:	Barry R. Liden, 949-250-5070

For Immediate Release

EDWARDS LIFESCIENCES FORECASTS CONTINUED GROWTH
AND PROFITABILITY IN 2005

•    Investor Conference Highlights Strong Core Performance
and Progress on Key Growth Initiatives

•    Management Comfortable With Mean Estimates for 2004 and 2005

NEW YORK, December 3, 2004 — Edwards Lifesciences Corporation (NYSE: EW), the world’s leader in heart valve technologies, will provide investors with information on the initiatives expected to drive sales growth and profitability in 2005 and beyond at its 2004 Investor Conference here at the St. Regis hotel.  Included will be presentations of Edwards’ key growth initiatives, including the company’s peripheral stent, minimally invasive monitoring and percutaneous heart valve therapy programs.

“Edwards Lifesciences is a leader in technologies to treat advanced cardiovascular disease, and our long history of successfully commercializing market-leading heart valve and critical care innovations provides a solid foundation from which to launch our new, market-expanding technologies,” said Michael A. Mussallem, chairman and CEO.

During the conference, Edwards’ management will also communicate the company’s outlook for financial performance in 2005, including projected sales of $980 to $1,020 million and net income growth of 13 to 15 percent.  Additionally, the company expects to increase its gross profit margin by more than 100 basis points and generate free cash flow (cash flow from operating activities minus capital expenditures) of $115 to $125 million.

Among the specific topics to be discussed at today’s event are (in order):

•                  Heart Valve Therapy – Edwards will highlight developments in its broad line of market-leading replacement heart valves and repair products.  “Our proprietary PERIMOUNT tissue valves are continuing to gain share, enabling us to further extend our leadership position in the heart valve market,” said Mussallem.  “Specifically, we expect to see continued strong performance from our PERIMOUNT Magna aortic valve and Tricentrix mitral valve system, enabling us to sustain this year’s double-digit growth rate again in 2005.  We are confident that these products, together with our robust development pipeline, will enhance Edwards’ role as the global heart valve therapy leader for years to come.”

•                  Peripheral Vascular Platform – “The peripheral stent market represents a significant growth opportunity for Edwards,” Mussallem said, adding that a full production ramp-up of its uniquely flexible LifeStent self-expanding stent is currently underway.  “Clinician feedback on LifeStent has been very positive, and we believe that our differentiated product line will contribute meaningfully to our growth in 2005 and beyond.  Additionally, Phase 2 of our RESILIENT clinical trial has begun and enrollment is proceeding as planned.  This trial seeks to demonstrate LifeStent’s ability to address the unique clinical demands of treating superficial femoral arteries.”

•                  Minimally Invasive Cardiac Output (MICO) – Building upon its decades-long global leadership in Swan-Ganz hemodynamic monitoring systems, Edwards is developing proprietary minimally invasive monitoring approaches to address a broader patient population.  “Pilot studies featuring our new Edwards FloTrac™ sensor and Vigileo™ monitor are generating very positive clinician feedback,” Mussallem reported.  “This technology, which we expect to introduce in the first half of 2005, has the potential to significantly expand the group of patients that benefit from the use of hemodynamic monitoring technologies.”

•                  Percutaneous Heart Valve Technologies – In addition to developing new advances in surgical heart valve products, Edwards leads the industry with the most comprehensive development portfolio of percutaneous heart valve technologies intended to treat patients through catheter-based systems.  “Percutaneous valve technologies, which could offer treatment options to patients who are not surgical candidates today, have the potential to substantially expand the overall heart valve therapy market,” Mussallem said.

Clinical testing of Edwards’ two approaches for the percutaneous repair of mitral valves – a catheter based approach to access and suture the mitral valve’s leaflets together (edge-to-edge repair), and the coronary sinus approach to reshape an oversized mitral valve – remain on track.  The first human implant of the coronary sinus approach is expected before the end of 2004, and a first human application of the edge-to-edge repair is anticipated in early 2005.

Edwards’ percutaneous aortic valve replacement program continues to make good progress. “We previously believed that we would obtain an  Investigational Device Exemption approval from the U.S. Food and Drug Administration for the Cribier-Edwards Percutaneous Aortic Heart Valve before the end of this year.  We are working closely with the FDA to establish the regulatory pathway for this first of its kind therapy.  We now believe that we will reach agreement with the FDA on the clinical trial design of our percutaneous heart valve in early 2005,” said Mussallem.

•                  Financial Outlook – In addition to outlining the Company’s financial goals for 2005, Edwards’ management will reiterate its confidence for achieving its previously stated financial goals for the fourth quarter of 2004, and its confidence in achieving the First Call mean earnings estimates for the fourth quarter of 2004 and full year 2005.

Other members of Edwards’ management team presenting at the conference include Anita B. Bessler, corporate vice president, Global Franchise Management, and Stuart L. Foster, corporate vice president, Technology & Discovery, who will discuss Edwards’ Heart Valve Therapy and Peripheral Vascular platforms, respectively.  Stanton J. Rowe, president, Percutaneous Valve Interventions, Larry L. Wood, vice president and general manager, Percutaneous Valve Interventions – Replacement, and Donald E. Bobo, Jr., vice president and general manager, Percutaneous Valve Interventions – Repair, will provide information about the company’s three percutaneous heart valve replacement and repair initiatives.  Corinne H. Lyle, Edwards’ chief financial officer, will discuss expectations for the fourth quarter of 2004 and present the company’s guidance for full year 2005.

Guest Speakers Provide Clinical Perspective

Today’s event also will feature presentations by cardiac surgeon A. Marc Gillinov, MD, Surgical Director, of the Center for Atrial Fibrillation and Staff Surgeon at The Cleveland Clinic Foundation, and interventional cardiologist Jeffrey W. Moses, MD, Director, Catheterization Lab, New York Presbyterian Hospital/Columbia University Medical Center, who will provide their perspectives on the future of heart valve therapy.

Webcast Information

The Edwards Lifesciences 2004 Investor Conference can be accessed via live webcast at http://www.edwards.com/AboutUs/InvestorInformation/Events/CalendarOfEvents.aspx beginning at 9:00 a.m. Eastern Standard Time on December 3, 2004.  The webcast also will be archived on the same web page after the conference concludes.

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT, and Swan-Ganz.  Additional company information can be found at http://www.edwards.com.

This news release includes forward-looking statements that involve risks and uncertainties including those related to continued growth and profitability in 2005; sales growth, net income growth and cash flows goals for 2005 and beyond; the company’s ability to continue gaining market share with PERIMOUNT products and maintain double-digit growth in 2005; the growth opportunity in peripheral stents, the continued introduction of LifeStent products and the expected contribution of LifeStent to sales growth in 2005 and beyond; completion of the RESILIENT clinical trial; market-expanding growth opportunities in minimally invasive hemodynamic monitoring and the introduction of FloTrac and Vigileo in the first half of 2005; the market expanding opportunity of, initiation of clinical trials of and receipt of regulatory approvals for percutaneous heart valve technologies; and more generally, the ability to generate growth through product development and/or acquisition; the ability to generate and maintain sufficient cash resources to increase investment in growth opportunities, repay debt or repurchase shares; the impact of foreign exchange; timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; the effect of changing economic conditions; and other risks detailed in the company’s filings with the Securities and Exchange Commission.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards Lifesciences, Edwards, Cribier-Edwards, FloTrac, PERIMOUNT Magna and Vigileo are trademarks of Edwards Lifesciences Corporation.  Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG.

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